EXHIBIT 23.3

                          INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, D.C.


We consent to the use in this registration statement of Tripacific Development Corp. on Form SB-2, of our report dated June 22, 1999, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Kish, Leake & Associates, P.C.
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Kish, Leake & Associates, P.C.
Englewood, Colorado
August 9, 2000